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EXHIBIT (a)(5)(R)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Amended and Restated Offer to Amend and Exchange of World Heart Corporation dated July 8, 2005 of both of our reports dated March 11, 2005 relating to the financial statements of World Heart Corporation, which appear in such Amended and Restated Offer to Amend and Exchange.

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada
July 8, 2005.

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CONSENT OF INDEPENDENT ACCOUNTANTS